UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 29, 2025

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously disclosed, on September 26, 2025, comScore, Inc. (the "Company"), entered into separate Stock Exchange Agreements (individually, an "Exchange Agreement" and collectively, the "Exchange Agreements") with each of Charter Communications Holding Company, LLC, a Delaware limited liability company ("Charter"), Liberty Broadband Corporation, a Delaware corporation ("Liberty"), and Pine Investor, LLC, a Delaware limited liability company wholly owned by funds advised by Cerberus Capital Management, L.P. ("Pine" and together with Charter and Liberty, referred to herein collectively as the "Stockholders" and individually as a "Stockholder").
On December 29, 2025 (the "Closing Date"), the Company and the Stockholders completed the transactions contemplated by the Exchange Agreements (the "Closing"). On the Closing Date and pursuant to the Exchange Agreements, each Stockholder exchanged the 31,928,301 shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company ("Series B Preferred Stock") previously owned by such Stockholder for (i) 4,223,621 shares of a new series of convertible preferred stock designated as Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock"), which Series C Preferred Stock is convertible into shares of common stock, par value $0.001 per share, of the Company ("Common Stock") in accordance with the terms of the Certificate of Designations of Series C Preferred Stock filed with the Secretary of State of the State of Delaware (the "Certificate of Designations") and (ii) 3,286,825 shares of Common Stock (the "Exchange Common Stock" and such transactions, collectively, the "Exchange").
The foregoing summary of the Exchange Agreements and the Exchange does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreements with Charter, Liberty and Pine, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 1.01 Entry into a Material Definitive Agreement.
Stockholders Agreement
On the Closing Date, the Company and the Stockholders entered into a Second Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), pursuant to which, among other things, immediately following the Closing, the Company was obligated to take all necessary action to ensure that the Company's Board of Directors (the "Board") and certain committees thereof consisted of the individuals set forth therein, including the applicable designees of each Stockholder, in each case as more particularly set forth in the Stockholders Agreement. Upon Closing, the Board consists of seven total directors: one designee of each Stockholder, one Additional Director (as defined below), and three directors who are not (a) a designee of any Stockholder or (b) for so long as the Stockholders have the ability to designate at least one director pursuant to the Stockholders Agreement, an individual who is an affiliate of such Stockholders (the "Unaffiliated Directors"), including the chief executive officer of the Company. See Item 5.02 of this Current Report on Form 8-K for further information regarding Board composition as of the Closing Date.
The Stockholders Agreement provides that the Company shall not increase or decrease the size of the Board without the prior approval of a majority of the Unaffiliated Directors serving on the Board as of such time. The Company is obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to (a) appoint or nominate an Unaffiliated Director for election to fill any vacancy created by (i) the death, disability, resignation or removal of an Unaffiliated Director or (ii) an increase in the size of the Board and (b) maintain a percentage of Unaffiliated Directors serving on the Board that is no less than the percentage of Unaffiliated Directors serving on the Board as of Closing.
Under the Stockholders Agreement, the Company is obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to nominate for election that number of individuals designated by a Stockholder that, if elected, would result in one designee of such Stockholder serving on the Board until such time as such Stockholder beneficially owns Voting Stock (as defined in the Stockholders Agreement) representing less than 7.5% of the outstanding shares of Common Stock (on an as-converted basis), after which time such Stockholder will no longer have any rights to designate an individual to serve on the Board thereunder.
Under the Stockholders Agreement, the Company is obligated to take all necessary action (to the extent not prohibited by applicable law) to (i) cause the Board to nominate for election that number of individuals nominated by the Stockholders (or to the extent that any Stockholder no longer owns Voting Stock representing at least 7.5% of the outstanding shares of Common Stock (on an as-converted basis), only the Stockholders that continue to hold Voting Stock representing at least 7.5% of the outstanding shares of Common Stock) that, if elected, would result in one additional director (the "Additional Director") serving on the Board and (ii) unless otherwise agreed, cause the Board to designate the Additional Director as the chair of the Board, in each case until such time as the Stockholders beneficially own Voting Stock representing (in the aggregate) less than 22.5% of the outstanding shares of Common Stock (on an as-converted basis).
Pursuant to the Stockholders Agreement, if one of the Stockholders (the "Buying Stockholder") acquires from one of the other Stockholders (the "Selling Stockholder") 100% of the shares of (a) Series C Preferred Stock (or Common Stock issued or issuable in respect of such Series C Preferred Stock) and (b) Exchange Common Stock, in each case, held by such Selling Stockholder as of the Closing Date after giving effect to the Exchange, the Selling Stockholder will be obligated to take all necessary action to cause its designated director to resign, and the Company will be obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to appoint one additional person designated by the Buying Stockholder to fill such newly created vacancy until such time as the Buying Stockholder beneficially owns a number of shares of Voting Stock (disregarding the shares of Voting Stock beneficially owned by the Buying Stockholder immediately prior to such transaction) representing less than 7.5% of the outstanding shares of Common Stock (on an as-converted basis). In no event, however, shall a Stockholder be entitled to designate or nominate a number of directors that would constitute a majority of the Board.
Under the Stockholders Agreement, each Stockholder is obligated to vote any shares of Common Stock or Series C Preferred Stock held by such Stockholder (or with respect to which such Stockholder has the power to vote) that represent voting power in excess of 49.99% of the total voting power of the Company in a neutral manner on all matters upon which the Stockholder is entitled to vote. A "neutral manner" means in the same proportion as all other outstanding Common Stock of the Company (excluding any Common Stock beneficially owned, directly or indirectly, by the Stockholders and their permitted transferees) voted on the relevant matters.
Pursuant to the Stockholders Agreement and subject to customary exceptions, each Stockholder agrees not to Transfer (as defined in the Stockholders Agreement) (a) any shares of Exchange Common Stock for a period of six months following the Closing Date or (b) any shares of Common Stock issued upon voluntary conversion of Series C Preferred Stock for a period of six months following the applicable conversion date, in each case, unless the per-share price paid in connection with such Transfer equals or exceeds $12.50.
Pursuant to the Stockholders Agreement, until such time as a Stockholder beneficially owns Voting Stock representing less than 5% of the outstanding shares of Common Stock (on an as-converted basis), such Stockholder is subject to customary standstill restrictions, in accordance with which the Stockholder and its affiliates have agreed not to, among other things and subject to exceptions set forth in the Stockholders Agreement: (a) acquire any equity securities of the Company such that after such acquisition the Stockholder and its affiliates (or any direct or indirect parent of such Stockholder) would beneficially own more than 49.99% of the outstanding shares of Common Stock (on an as-converted basis), (b) publicly seek or encourage any offer or proposal for a merger or similar transaction involving the Company, or (c) make, or in any way participate in, any "solicitation" of "proxies" (within the meaning of Rule 14a-1 under the Securities Exchange Act of 1934, as amended) to vote any Voting Stock of the Company or its subsidiaries, or call or seek to call a meeting of the Company's stockholders or initiate any stockholder proposal for action by the Company's stockholders or seek the removal of any director of the Board.
Pursuant to the Stockholders Agreement, in the event that a Stockholder contemplates Transferring any shares of Series C Preferred Stock or Common Stock to another Person (as defined in the Stockholders Agreement), the other Stockholders each have a right of first refusal to purchase any or all of their respective pro rata portions of such shares of Series C Preferred Stock or Common Stock, subject to exceptions set forth in the Stockholders Agreement. Additionally, if the Company contemplates the sale or other disposition of any patents, Charter has a right of first offer and a right of first refusal to acquire such patents, on the terms and subject to exceptions as more particularly set forth in the Stockholders Agreement.
Under the Stockholders Agreement, the prior written consent of each Stockholder is required for the Company to effect or validate certain enumerated actions for so long as such Stockholder beneficially owns Voting Stock representing at least 10% of the outstanding shares of Common Stock (on an as-converted basis).
The Stockholders Agreement will terminate with respect to any particular Stockholder upon the mutual agreement in writing among the Company and such Stockholder. The Stockholders Agreement will terminate automatically as to any particular Stockholder and certain transferees at such time as such Stockholder no longer beneficially owns at least 5% of the outstanding shares of Common Stock (on an as-converted basis).
The foregoing summary of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Registration Rights Agreement
On the Closing Date, the Company amended the Registration Rights Agreement, dated as of March 10, 2021, by and among the Company and the other parties thereto (the "RRA" and such amendment, the "RRA Amendment"). The RRA Amendment, among other things, amended the definition of "Registrable Securities" under the RRA to include shares of Series C Preferred Stock and shares of Common Stock issued upon conversion of the Series C Preferred Stock.
The foregoing summary of the RRA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RRA Amendment, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.
Financing Amendment

On the Closing Date, the previously disclosed amendment to the Company's Financing Agreement, dated as of December 31, 2024, among the Company, each subsidiary of the Company from time to time party thereto as a guarantor, each lender from time to time party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent (the "Financing Amendment"), which was entered into in connection with the execution of the Exchange Agreements, became effective. Among other things, the Financing Amendment amended the Financing Agreement to permit the Exchange and the issuance of Series C Preferred Stock in connection with the Exchange.
The foregoing summary of the Financing Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Financing Amendment, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosure set forth above in the Introductory Note and below in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference. The securities of the Company that were issued as part of the Exchange will not initially be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.
Item 3.03. Material Modification to Rights of Security Holders.
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K related to the Stockholders Agreement and the RRA Amendment and below in Item 5.03 of this Current Report on Form 8-K related to the Certificate of Elimination of Designation of Series B Convertible Preferred Stock (the "Certificate of Elimination"), the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Amendment"), and the Certificate of Designations is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the consummation of the Exchange, Nana Banerjee, Itzhak Fisher, Leslie Gillin and Marty Patterson resigned from the Board effective as of the Closing Date. The resignations were not a result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company's operations, policies or practices.
Also in connection with the consummation of the Exchange, the Board appointed Bob Davenport to the Board effective as of the Closing Date. Mr. Davenport will serve as a Class III director with a term expiring at the 2028 annual meeting of stockholders of the Company. He will also serve as chair of the Board's Nominating and Governance Committee and as a member of the Compensation Committee.
Mr. Davenport was designated by Pine pursuant to the Stockholders Agreement. He serves as an executive officer of Pine and as a director and employee of Cerberus Capital Management, L.P. and, as a result, has an indirect interest in the Exchange and the Company's previously disclosed transactions with Pine.
Mr. Davenport will earn cash retainers for his service on the Board and its committees in accordance with the Company's standard director compensation program, as described in the Company's definitive proxy statement for its 2025 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on April 30, 2025. In addition, pursuant to the Company's standard director compensation program, Mr. Davenport received a prorated grant of 5,000 restricted stock units, which will vest on the earliest of the Company's 2026 annual meeting of stockholders, June 30, 2026 or a change in control of the Company, with vested units to be deferred and delivered in shares of Common Stock upon the earlier of his separation from service or a change in control of the Company.
In connection with his appointment, Mr. Davenport will receive the Company's standard indemnification agreement for directors. The indemnification agreement generally requires the Company to indemnify directors to the fullest extent permitted by law.
Following the Closing Date changes described above, the Board is currently composed of David Kline (chair), Jon Carpenter, Bob Davenport, Bill Livek, Matt McLaughlin, Jeff Murphy and Brian Wendling.
Item 5.03. Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.
Certificate of Elimination
On and effective as of the Closing Date, in connection with the consummation of the Exchange, the Company filed the Certificate of Elimination with the Secretary of State of the State of Delaware, returning the shares of Series B Preferred Stock to the status of undesignated preferred stock and eliminating from the Amended and Restated Certificate of Incorporation of the Company (the

"Certificate of Incorporation") all matters set forth in the Certificate of Designations of Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 10, 2021, as amended.
The foregoing summary of the Certificate of Elimination does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Elimination, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Certificate of Amendment
On and effective as of the Closing Date, following the filing of the Certificate of Elimination, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment permitted the issuance of Common Stock and Series C Preferred Stock to the Stockholders in connection with the Exchange and authorized a sufficient number of shares of preferred stock and Common Stock into which shares of Series C Preferred Stock may be converted. The Certificate of Amendment (a) decreased the total number of shares of stock authorized for issuance from 121,750,000 to 60,000,000, (b) decreased the number of shares of preferred stock authorized for issuance from 105,000,000 to 14,000,000 and (c) increased the number of shares of Common Stock authorized for issuance from 16,750,000 to 46,000,000.
The foregoing summary of the Certificate of Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Certificate of Designations Designating the Series C Preferred Stock
On and effective as of the Closing Date, following the filing of the Certificate of Amendment, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Series C Preferred Stock designating the Series C Preferred Stock and establishing the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of shares of Series C Preferred Stock.
The Series C Preferred Stock ranks senior to the Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and ranks junior to all secured and unsecured indebtedness. The Series C Preferred Stock has a liquidation preference equal to the purchase price ($14.50 per share). The holders of Series C Preferred Stock are entitled to participate in all dividends declared on the Common Stock on an as-converted basis.
Subject to certain anti-dilution adjustments, the Series C Preferred Stock is convertible at the option of the holders at any time into a number of shares of Common Stock equal to the Conversion Rate (as defined in the Certificate of Designations), provided that each holder will receive cash in lieu of fractional shares (if any), and provided further that no holder is entitled to convert Series C Preferred Stock in an amount that would cause such holder to beneficially own immediately following such conversion more than 49.99% of the then-outstanding shares of Common Stock.
If the VWAP (as defined in the Certificate of Designations) per share of Common Stock for any calendar quarter ending after the six-month anniversary of the Closing Date (a "Conversion Quarter") is greater than the Mandatory Conversion Price (as defined in the Certificate of Designations) then, if a majority of the members of the Board that have not been designated by, and are not affiliated with, any Stockholder so direct, the Company shall convert into shares of Common Stock, on a pro rata basis based on the number of shares of Series C Preferred Stock held as of the date of the Notice of Mandatory Conversion (as defined in the Certificate of Designations), up to 1/6th of the total shares of Series C Preferred Stock outstanding as of the Closing Date on a date selected by the Company that is within six months after the last day of the Conversion Quarter, provided that if the conversion of a holder's pro rata share of the then-outstanding shares of Series C Preferred Stock would cause such holder to beneficially own immediately following such conversion more than 49.99% of the then-outstanding shares of Common Stock, the number of such holder's shares of Series C Preferred Stock that may be converted will be reduced to the greatest number of shares that would cause such holder to beneficially own immediately following such conversion no more than 49.99% of the then-outstanding shares of Common Stock.
If the Company undergoes certain change of control transactions, (a) each holder of outstanding shares of Series C Preferred Stock will have the option to require the Company to purchase any or all of its shares of Series C Preferred Stock at a purchase price per share equal to the Liquidation Preference (as defined in the Certificate of Designations) ("Change of Control Put") and (b) to the extent that a holder has not exercised the Change of Control Put, the Company will have the right to redeem, subject to the holder's right to convert prior to such redemption, all of such holder's shares of Series C Preferred Stock that are not subject to a Change of Control Put, at a redemption price per share equal to the Liquidation Preference ("Change of Control Call"). If the Company does not pay the amounts due in connection with a Change of Control Put or Change of Control Call in full when due, such unpaid amount will accrue interest at a rate of 9.5% per annum until such shares are repurchased.

The holders of shares of Series C Preferred Stock have one vote per share (subject to adjustment in accordance with the Certificate of Designations) and are entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of capital stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock. However, to the extent that the Series C Preferred Stock and any shares of Common Stock held as of the Closing Date by a Stockholder, together with certain transferees and affiliates, would represent voting rights with respect to more than 16.66% of the Common Stock (including the Series C Preferred Stock on an as-converted basis) (the "Voting Threshold"), such Stockholder will not be permitted to exercise the voting rights with respect to any shares of Series C Preferred Stock held by them in excess of the Voting Threshold and the Company shall exercise the voting rights with respect to such shares of Series C Preferred Stock in excess of the Voting Threshold in a neutral manner. To the extent that a holder acquires shares of Series C Preferred Stock from another holder, the acquiring holder's Voting Threshold will be increased proportionately based on the number of shares that such holder acquires and the disposing holder's Voting Threshold will be decreased proportionately, such that the aggregate Voting Threshold of all holders does not exceed 49.99%.
The foregoing summary of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of Designation of Series B Convertible Preferred Stock of comScore, Inc., dated December 29, 2025

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of comScore, Inc., dated December 29, 2025

3.3	Certificate of Designations of Series C Convertible Preferred Stock, par value $0.001, of comScore, Inc., dated December 29, 2025

10.1
Stock Exchange Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Charter Communications Holding Company, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed on September 29, 2025) (File No. 001-33520)

10.2
Stock Exchange Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Liberty Broadband Corporation (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed on September 29, 2025) (File No. 001-33520)

10.3
Stock Exchange Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Pine Investor, LLC (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K, filed on September 29, 2025) (File No. 001-33520)

10.4
Second Amended and Restated Stockholders Agreement, dated as of December 29, 2025, by and among comScore, Inc., Charter Communications Holding Company, LLC, Liberty Broadband Corporation and Pine Investor, LLC

10.5
First Amendment to Registration Rights Agreement, dated as of December 29. 2025, by and among comScore, Inc., Charter Communications Holding Company, LLC, Liberty Broadband Corporation and Pine Investor, LLC

10.6
Amendment No. 1 to Financing Agreement, dated as of September 26, 2025, by and between comScore Inc., each subsidiary of comScore, Inc. from time to time party thereto as a guarantor, each lender from time to time party thereto, and Blue Torch Finance LLC (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K, filed on September 29, 2025) (File No 001-33520)

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: December 31, 2025